        As filed with the Securities and Exchange Commission on October 21, 2002
                                                       Registration No. 33-62859
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              ---------------------

                        PROVIDENT BANKSHARES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)
                        PROVIDENT BANKSHARES CORPORATION
              DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN
                            (Full title of the Plan)

          MARYLAND                                    52-158642
(State or Other Jurisdiction of         (I.R.S. Employer Identification Number)
Incorporation or Organization)

                            114 EAST LEXINGTON STREET
                            BALTIMORE, MARYLAND 21202
                                 (410) 576-2842
    (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)
          _________________________            _________________________

          ROBERT L. DAVIS, ESQUIRE                      COPIES TO:
         PROVIDENT BANK OF MARYLAND             PAUL M. AGUGGIA, ESQUIRE
          114 EAST LEXINGTON STREET          MULDOON MURPHY & FAUCETTE LLP
          BALTIMORE, MARYLAND 21202           5101 WISCONSIN AVENUE, N.W.
              (410) 576-2848                    WASHINGTON, D.C. 20016
          _________________________                  (202) 362-0840
                                               _________________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: THIS IS A CONTINUOUS OFFERING WHICH BEGAN UPON THE INITIAL EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

EXPLANATORY NOTE: This Post Effective Amendment No. 2 is being filed to effect revisions to the Registrant's Dividend Reinvestment and Direct Stock Purchase Plan. The number of shares of common stock remaining unsold pursuant to the Plan, adjusted pursuant to Rule 416(b) under the Securities Act to cover stock dividends, is 1,330,824.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND HAS NOT YET BEEN DECLARED EFFECTIVE. THE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT HAS BEEN DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED OCTOBER 21, 2002

PROSPECTUS


                        PROVIDENT BANKSHARES CORPORATION

              DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN



         This prospectus describes the dividend reinvestment and direct stock purchase plan of Provident Bankshares Corporation and relates to 1,330,824 shares of our common stock, $1.00 par value. The common stock is traded on NASDAQ under the symbol "PBKS."

PLEASE READ AND KEEP THIS PROSPECTUS FOR FUTURE REFERENCE. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS SET FORTH ON PAGE 3 OF THIS PROSPECTUS UNDER "QUESTION 3 - WHAT ARE THE RISK FACTORS AND POSSIBLE DISADVANTAGES OF THE PLAN?"

KEY FEATURES OF THE PLAN

o Both registered shareholders and effective December 1, 2002 new investors are eligible to participate in the plan.

o   The plan allows you to:

        o request that all or part of your cash dividends on our stock be used to purchase additional shares of our common stock;

        o purchase additional shares of our common stock by making optional cash payments, including through automatic monthly investments from your designated U.S. bank account; and

        o  make an initial investment in our common stock.

o We pay the fees and processing charges for reinvesting dividends through the plan. There are, however, fees and processing charges charged for using certain plan services, including an enrollment fee for new investors, fees for making purchases by check or automatic deduction from a U.S. bank account, and minimal fees for purchases and sales of our common stock through the plan.

o    If you are currently enrolled in the plan, you will continue to participate
     ---------------------------------------------------------------------------
     in the plan without taking any further action, but you should familiarize
     -------------------------------------------------------------------------
     yourself with the new features of the plan and the fees associated with
     -----------------------------------------------------------------------
     such features as described herein. Non-participating shareholders and new
     ---------------------------------
     investors who wish to enroll in the plan should either complete and submit an enrollment form, contact EquiServe Trust Company, N.A. ("EquiServe"), the plan administrator, at (866) 820-0125, or enroll online through the EquiServe worldwide web site at equiserve.com.

o You may deposit your shares in the plan for safekeeping and free custodial and record keeping services.

o You may acquire shares of common stock under the plan by: (a) reinvesting any cash dividends paid on the common stock; (b) making optional cash payments by check or online; and (c) authorizing automatic monthly investments directly from your designated U.S. bank account. All amounts are fully invested in stock, since the plan provides for the purchase and holding of fractional shares.

o Dividends are reinvested on a quarterly basis. Optional cash investments generally are invested twice weekly, on Tuesdays and Thursdays (or next business day). Optional cash investments may be made at any time, but cannot be less than $50 per investment, nor can the aggregate amount of optional investments, including automatic monthly payments, during a calendar quarter total more than $10,000, unless a higher amount is pre-approved. You may pay for stock by check in U.S. funds drawn on your account with a U.S. financial institution.

o The price you pay for all shares of common stock acquired under the plan will be based on the price of the stock in the market.

o No interest is paid on optional cash investments pending their investment in our stock.

o You may sell any number of whole shares held in your account by providing instructions to the plan administrator using the transaction request form attached to your plan statement, by calling the plan administrator at (866) 820-0125, or by requesting such a transaction online at equiserve.com.

o On _________ __, 2002 the closing price of the common stock was $_____ per share.
                         ------------------------------

THESE SECURITIES DO NOT CONSTITUTE DEPOSITS OR ACCOUNTS. NEITHER THE FEDERAL DEPOSIT INSURANCE CORPORATION NOR ANY OTHER GOVERNMENTAL AGENCY INSURES OR GUARANTEES THESE SECURITIES. NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, NOR ANY OTHER STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================

                THE DATE OF THIS PROSPECTUS IS ______________ __, 2002

================================================================================
                              PROVIDENT BANKSHARES
                                   CORPORATION
--------------------------------------------------------------------------------
                              DIVIDEND REINVESTMENT
                                       AND
                               STOCK PURCHASE PLAN

                                   PROSPECTUS
--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
                                                                            PAGE
Key Features of the Plan.......................................................1
Description of the Plan........................................................1
1.  WHAT IS THE PURPOSE OF THE PLAN?...........................................1
2.  WHAT ARE THE ADVANTAGES OF THE PLAN?.......................................1
3.  WHAT ARE THE RISK FACTORS AND POSSIBLE DISADVANTAGES OF THE PLAN?..........1
4.  WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN/HOW DO YOU PARTICIPATE
     IN THE PLAN?..............................................................1
5.  WHEN MAY YOU JOIN THE PLAN AND WHEN WILL YOUR INVESTMENTS BEGIN?...........2
6.  WHAT SERVICES CAN YOU SELECT WHEN ENROLLING IN THE PLAN?...................3
7.  MAY A PARTICIPANT CHANGE HIS OR HER
     METHOD OF PARTICIPATION AFTER
     ENROLLMENT?...............................................................4
8.  WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?.................................4
9.  ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH
    THEIR PARTICIPATION IN THE PLAN?...........................................4
10. HOW MANY SHARES OF COMMON STOCK
     WILL BE PURCHASED FOR PARTICIPANTS?.......................................5
11. WHEN AND AT WHAT PRICE WILL SHARES
     OF COMMON STOCK BE PURCHASED UNDER
     THE PLAN?.................................................................5
12. WILL CERTIFICATES BE ISSUED FOR
     SHARES OF COMMON STOCK PURCHASED
     UNDER THE PLAN? ..........................................................6
13. WHO WILL BE ELIGIBLE TO MAKE OPTIONAL CASH INVESTMENTS?....................6
14. WHAT ARE THE LIMITATIONS ON MAKING OPTIONAL CASH INVESTMENTS?..............6
15. HOW AND WHEN ARE OPTIONAL CASH
     INVESTMENTS INVESTED IN COMMON
     STOCK?....................................................................7
16. WHAT IF YOUR PAYMENT IS RETURNED FOR INSUFFICIENT FUNDS?...................8
17. WHAT KINDS OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?............8
18. WILL PARTICIPANTS BE CREDITED WITH
     DIVIDENDS ON SHARES HELD IN THEIR
     ACCOUNTS UNDER THE PLAN?..................................................8
19. HOW MAY A PARTICIPANT DISCONTINUE
     THE REINVESTMENT OF DIVIDENDS UNDER
     THE PLAN?.................................................................8
20. HOW MAY A PARTICIPANT SELL OR
     WITHDRAW SHARES PURCHASED UNDER THE
     PLAN?    .................................................................9
21. WHAT HAPPENS TO ANY FRACTIONAL
     SHARE WHEN A PARTICIPANT WITHDRAWS
     ALL SHARES FROM THE PLAN?.................................................9
22. WHAT HAPPENS TO A PARTICIPANT'S
     PLAN ACCOUNT IF ALL SHARES HELD BY
     THE PARTICIPANT ARE TRANSFERRED OR
     SOLD?    .................................................................9
23. WHAT HAPPENS IF PROVIDENT
     BANKSHARES HAS A COMMON STOCK
     RIGHTS OFFERING, ISSUES A STOCK
     DIVIDEND, OR DECLARES A STOCK SPLIT?......................................9
24. HOW WILL A PARTICIPANT'S PLAN
     SHARES BE VOTED AT A MEETING OF
     SHAREHOLDERS?............................................................10
25. WHAT ARE THE FEDERAL INCOME TAX
     CONSEQUENCES OF PARTICIPATION IN
     THE PLAN?................................................................10
26. WHAT IS THE RESPONSIBILITY OF THE
     PLAN ADMINISTRATOR?......................................................10
27. MAY THE PLAN BE CHANGED OR
     DISCONTINUED?............................................................11

Use of Proceeds...............................................................12

Incorporation of Certain Documents by Reference...............................12

Validity of Securities........................................................12

Experts.......................................................................12

Indemnification...............................................................12

                                ______________ __, 2002

================================================================================

                             DESCRIPTION OF THE PLAN

1.    WHAT IS THE PURPOSE OF THE PLAN?

      The purpose of the plan is to provide our shareholders and, effective December 1, 2002, new investors with a convenient and economical way of investing cash dividends and making optional cash investments in our common stock. See QUESTION 9 for a description of fees associated with the plan.

2.    WHAT ARE THE ADVANTAGES OF THE PLAN?

      Advantages of the plan include the following:

      REDUCED PROCESSING CHARGES/FEES            There are no fees or processing charges paid for shares of our common stock purchased with reinvested dividends.  There are, however, minimal fees associated with other purchases of shares and the sale of shares under the plan. (See
                                                 QUESTION 9)

      AUTOMATIC PURCHASE AND REINVESTMENT        In addition to purchasing shares by check, you can
                                                 purchase shares automatically through

                                                 o     Scheduled bank withdrawals

                                                 o     Online purchases

                                                 o     Full or partial dividend reinvestment

     ACCOUNT STATEMENTS                          You will receive account statements that show your
                                                 investments under the plan and help simplify your
                                                 record-keeping

3.    WHAT ARE THE RISK FACTORS AND POSSIBLE DISADVANTAGES OF THE PLAN?

      You should carefully consider the risk factors and possible disadvantages of the plan. First, the price of our common stock may fluctuate between the date of your investment election and the date when shares are purchased for your account. Such fluctuations may change the number of shares of our common stock you receive. When you make a direct purchase of shares, your payment will be held without interest until the purchase occurs.

      In addition, your investment elections, and any changes or cancellations, must be received by the administrator within certain time limits. If these limits are not met, a significant delay may occur before your investment elections can be implemented. Please see QUESTIONS 5, 7, 15 and 19 for further details.

4.    WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN/HOW DO YOU PARTICIPATE IN THE
      PLAN?

      Both interested investors (effective December 1, 2002) and current shareholders are eligible to participate in the plan.

     NEW INVESTORS

     You can enroll in the plan, effective December 1, 2002, by one of two methods. You can enroll via the Internet by going to equiserve.com, selecting
                                                     -------------
"Buy Stock Direct" and following the instructions provided. You will be asked to read the prospectus, complete an online Plan Enrollment Form, and accept the Terms and Conditions of "Account Access" (an online tool for managing your plan account over the Internet). Alternatively, you can enroll by reading this prospectus, completing and signing the Plan Enrollment Form, and returning it to EquiServe, the plan administrator, at the address provided in QUESTION 7. A Plan Enrollment Form and a return envelope are enclosed with this prospectus for that purpose. By enrolling, you agree to the terms set forth in this prospectus. When enrolling, you must make an initial investment of at least $250 by sending in a check with your enrollment form or by authorizing EquiServe to debit your U.S. bank account for the entire amount, or you must agree to authorize a minimum of five (5) consecutive monthly automatic deductions for at least $50 from your U.S. bank account. Please refer to the online confirmation for your debit date and investment date.

     CURRENT SHAREHOLDERS

     Registered Shareholders
     -----------------------
     If you are already a registered shareholder and have received and read this prospectus, you can enroll over the Internet by going to equiserve.com, by
                                                         -------------
calling (866) 820-0125, or by completing and signing the Plan Enrollment Form and returning it to EquiServe at the address provided in QUESTION 7. By enrolling, you agree to the terms and conditions set forth in this prospectus.

     Shares held in "Street Name" or Beneficial Owners
     -------------------------------------------------
     If you are a beneficial owner of Provident Bankshares common stock, with your shares registered in the name of a bank, broker or other nominee, you may join the plan by following the instructions for New Investors and purchasing additional shares and registering the additional shares in your name. For any shares held in "Street Name," you can make arrangements to have your bank, broker or other nominee participate on your behalf. Your bank, broker or other nominee must provide a Broker and Nominee form to the plan administrator. Broker and Nominee forms may be obtained by contacting the plan administrator at (800) 730-4001 or writing to the address specified in QUESTION 7. Alternatively, you can make arrangements with the organization in which name your shares are registered to have some or all of the shares transferred into your name. Once the shares are registered in your name, you may then join the plan by following the instructions for Registered Shareholders.

5.    WHEN MAY YOU JOIN THE PLAN AND WHEN WILL YOUR INVESTMENTS BEGIN?

     Any eligible investor can join the plan at any time. Purchases of shares with funds from your initial and additional optional cash investments are made generally twice a week. If you choose to reinvest dividends through the plan, EquiServe will begin to reinvest your dividends automatically with the next dividend payable date after EquiServe receives your authorization, so long as it is received before that dividend's record date. If your electronic, telephonic, or written authorization arrives on or after the record date, automatic dividend reinvestment may not begin until the following dividend. Once enrolled in the plan, you will remain a participant until you terminate your participation or your participation is terminated by EquiServe or Provident Bankshares.

6.    WHAT PLAN SERVICES CAN YOU SELECT WHEN ENROLLING IN THE PLAN?

      When completing the Plan Enrollment Form, you may choose to reinvest in shares of our common stock all, part or none of any future dividends paid on shares of our common stock registered in your name. If you do not indicate a choice, all of such dividends will automatically be reinvested in shares of our common stock upon return of your enrollment form. To make your selection, you must complete the "Dividend Election" portion of your Plan Enrollment Form. This section presents you with the following options: "Full Dividend Reinvestment", Partial Dividend Reinvestment" and " No Dividend Reinvestment". Regardless of which option you choose, you will be eligible to make optional investments under the plan.

         (a) If you select "FULL DIVIDEND REINVESTMENT," EquiServe will apply all cash dividends paid on all shares of Provident Bankshares common stock held in your plan account and registered in your name toward the purchase of additional shares of Provident Bankshares common stock. The shares purchased with your reinvested dividends will then be credited to your plan account. In addition, you can make optional cash investments at any time to purchase additional shares of Provident Bankshares common stock for your plan account.

         (b) If you select "PARTIAL DIVIDEND REINVESTMENT," you will receive cash dividends on the number of shares that you designate from those held in your plan account as well as those that are registered in your name. EquiServe will apply the dividends paid on any remaining shares toward the purchase of additional shares of Provident Bankshares common stock which then will be credited to your plan account. In addition, you can make optional cash investments at any time to purchase additional shares of Provident Bankshares common stock for your plan account.

         (c) If you select "NO DIVIDEND REINVESTMENT," EquiServe will apply optional cash investments that you send or automatically transfer to EquiServe to purchase additional shares of Provident Bankshares common stock which then will be credited to your plan account. The cash dividends you are to receive on shares held in your plan account and on shares registered in your name will not be reinvested, but will be sent to you by check or through direct deposit to your U.S. bank account.

         The Plan Enrollment Form also enables you to authorize EquiServe to make automatic transfers of funds from your U.S. bank account in order to make your initial investment or to make additional investments to purchase shares of our common stock under the plan. To make automatic investments, you must complete the "Automatic Investment" section of the Plan Enrollment Form.

         If you select "AUTOMATICINVESTMENT," cash investments in the amount you specify will be automatically drawn from your bank account each month and will be applied as optional cash investments to the purchase of additional shares of Provident Bankshares common stock which will be credited to your plan account. The authorized monthly transfers must be for at least $50 per month, and, if you are making your initial investment in the plan by automatic investment, must total at least $250 over five consecutive years. Automatic deductions will continue until you contact EquiServe at (866) 820-0125. You must notify EquiServe at least seven business days prior to the scheduled transfer date to change or discontinue your automatic deductions. Your aggregate optional cash investments, including automatic payments, cannot exceed $10,000 during any calendar quarter.

7.   MAY A PARTICIPANT CHANGE HIS OR HER METHOD OF PARTICIPATION AFTER
     ENROLLMENT?

     As a participant, you can change your participation options at any time by going to equiserve.com, by calling (866) 820-0125, or by requesting a new Plan
         -------------
Enrollment Form and returning it to EquiServe at the address provided below. EquiServe must receive notice of your request before the record date for any given dividend payment date in order for the requested changes to be effective for that dividend. If your request is received on or after the record date, then the requested changes may not be effective until the next dividend record date.

EquiServe's address is:

           EquiServe Trust Company, N.A.
           P.O. Box 43010
           Providence, RI 02940-3010

EQUISERVE'S WORLDWIDE WEB SITE ADDRESS IS WWW.EQUISERVE.COM. EQUISERVE'S WORLDWIDE WEB SITE ADDRESS IS FURNISHED SOLELY TO PROVIDE YOU WITH A CONVENIENT MEANS OF CONTACTING THE PLAN ADMINISTRATOR FOR ADMINISTRATIVE AND ENROLLMENT PURPOSES. WE DO NOT ASSUME, AND EXPRESSLY DISCLAIM ANY RESPONSIBILITY FOR OR ENDORSEMENT OF THE INFORMATION INCLUDED ON EQUISERVE'S WEB SITE OTHER THAN THIS PROSPECTUS AND THE PLAN ENROLLMENT FORM.

8.    WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

      EquiServe Trust Company, N.A. is the plan administrator. The plan administrator administers the plan, arranges for the custody of share certificates, keeps records, sends statements of account to participants, and performs other duties relating to the plan.

9. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH THEIR PARTICIPATION IN THE PLAN?

      If you purchase shares in your plan account (other than shares purchased through the reinvestment of dividends), you will be charged a processing fee of $0.03 for each share and fractional share purchased (this includes applicable processing charges that EquiServe is required to pay). You will incur a $5.00 fee for each purchase made by check and a $2.50 fee for each purchase made by automatic deduction or electronic deposit from your U.S. bank account. In addition, new investors will be charged a $10.00 fee for enrolling in the plan. These fees will be due at the time of purchase or enrollment as applicable and are subject to change.

     If you sell shares that are held in your plan account (including shares purchased through the reinvestment of dividends), you will be charged a service fee of $15.00. There is also a processing fee of $0.12 for each share and fractional share sold (this includes applicable processing charges that EquiServe is required to pay). The fees will be deducted from the proceeds of the sale and are subject to change. (Where only a fractional share is sold in connection with terminating participation in the plan, a service fee of up to $15.00 and a processing fee of $0.12 will be applied against the sales proceeds.) Participants will also be charged a service fee of $25.00 for any optional cash investment returned unpaid, whether the investment was made by check or by an attempted automatic deduction from your bank account. In addition, if the investment was applied to purchase shares before the check or attempted automatic deduction from your bank account was rejected, your purchased shares will be sold as necessary to cover the amount owed.

10.   HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR PARTICIPANTS?

      The plan does not limit the aggregate amount of cash dividends that may be reinvested. The number of shares purchased depends on the amount of your dividends or optional cash investments, or both, and the applicable market price of the common stock. Your plan account will be credited with that number of shares, including fractional shares equal to the total amount to be invested (after deduction of applicable fees) divided by the purchase price per share. There are limitations with respect to optional cash investments. See QUESTION 14.

11. WHEN AND AT WHAT PRICE WILL SHARES OF COMMON STOCK BE PURCHASED UNDER THE PLAN?

      The plan administrator will invest all funds for the participants in shares of Provident Bankshares common stock. With respect to purchases made directly from Provident Bankshares, dividends will be reinvested on each dividend investment date which is the quarterly dividend payment date, and optional cash investments will be invested twice a week on the optional cash investment date, which is scheduled to be every Tuesday and Thursday (or next business day). With respect to open market or privately negotiated purchases of both reinvested dividends and optional cash investments, purchases will be made as soon after the relevant optional investment date as practical, as determined by the plan administrator.

      The record date for dividends is set by the Board of Directors. The dividend investment date is, with respect to common stock acquired directly from Provident Bankshares, the dividend payment date declared by the Board of Directors or, in the case of open market purchases, the dividend payment date or as soon thereafter as practicable, as determined by the plan administrator. Cash dividends are generally payable after the close of each quarter, during the middle of May, August, November and February. The dividend record date for determining shareholders entitled to receive dividends precedes the dividend payment date by approximately 11 days. WHILE PROVIDENT BANKSHARES CURRENTLY EXPECTS TO CONTINUE ITS POLICY OF PAYING QUARTERLY CASH DIVIDENDS, THE DECLARATION AND PAYMENT OF DIVIDENDS IS AT ALL TIMES WITHIN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS AND SUBJECT TO REGULATORY, FINANCIAL AND OTHER CONSIDERATIONS. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT DIVIDENDS ON THE COMMON STOCK WILL NOT BE REDUCED OR ELIMINATED IN FUTURE PERIODS.

      In the event that shares are purchased on the open market as directed by Provident Bankshares, the plan administrator may acquire such shares on the NASDAQ Stock Market or any securities exchange on which the common stock is then traded, in the over-the-counter market or in privately negotiated transactions and such transactions may be subject to such terms to which Provident Bankshares may agree. Neither Provident Bankshares nor any participant shall have any authority or power to direct the time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom any such purchases are made.

      You will become an owner of the shares purchased for you under the plan on the date on which shares are credited to your account. However, for Federal income tax purposes, the holding period will commence on the following day.

      As of the date of this prospectus, the price of shares of common stock purchased from Provident Bankshares with reinvested dividends and with optional cash investments will be equal to the average daily high and low of the common stock, as reported by NASDAQ, referred to as the "Market Price" for the three trading days in the relevant pricing period. A "trading day" means a day on which trades in the common stock are reported by NASDAQ. The "pricing period" means the three trading days immediately prior to the dividend investment date or the optional investment date, as the case may be. The price per share of common stock purchased other than from Provident Bankshares will be the weighted average purchase price of all shares purchased by the plan administrator for the applicable purchase date.

      YOU SHOULD RECOGNIZE THAT PROVIDENT BANKSHARES CANNOT ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON THE SHARES PURCHASED.

12. WILL CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?

      Unless requested, certificates for shares of common stock purchased under the plan will not be issued to you. The plan administrator or its nominee will hold all shares purchased for the benefit of plan participants. Your statement of account will show the number of shares purchased for your account under the plan. This feature protects against loss, theft, or destruction of stock certificates.

      You may also elect to deposit in the plan for safekeeping, without charge, certificates registered in your name for other shares of Provident Bankshares common stock. Because you bear the risk of loss in sending the certificates, you should send them to the plan administrator by registered mail, return receipt requested, and insured for 2% of their value , to the address stated in QUESTION
7. If such stock is distributed to you from the plan at a later date, it will be reissued as a newly numbered certificate.

      You can withdraw all or a portion of the shares from your plan account at any time by notifying EquiServe of your intent to withdraw shares. If you choose to withdraw shares, you may request them over the Internet at equiserve.com, you
                                                              -------------
may call EquiServe at (866) 820-0125, or you may complete and return the withdrawal form attached to each participant account statement to the address provided. After receipt of your request, the appropriate number of shares will be issued in certificate form and mailed to the address of record on your plan account. Your dividend option will remain the same unless you withdraw all of your plan shares. Certificates for fractional shares will not be issued under any circumstances.

13.   WHO WILL BE ELIGIBLE TO MAKE OPTIONAL CASH INVESTMENTS?

      All new investors, registered owners, and all beneficial owners, except for certain brokers, banks and other nominees (discussed below), who have indicated their intention to participate in this feature of the plan are eligible to make optional cash investments.

      A broker, bank or other nominee, as holder of shares of common stock on behalf of a beneficial owner, may participate in the plan. If you would like your broker, bank, or other nominee to participate in the plan on your behalf, you must contact them directly. See QUESTION 4.

14.   WHAT ARE THE LIMITATIONS ON MAKING OPTIONAL CASH INVESTMENTS?

If you are not a registered shareholder of Provident Bankshares stock, your initial optional cash investment under the plan must be at least $250. All
-------
subsequent optional cash investments must be at least $50 and are subject to a quarterly maximum of $10,000 per account. Such a quarterly maximum amount per account is an aggregate of all your cash investments except dividend reinvestments.

Additional cash investments may be made by check, online bank debits, or by authorizing automatic deductions from your U.S. bank account. EquiServe will not accept cash, travelers' checks, money orders, or third party checks for cash investment. If you send a check drawn against a bank outside the U.S., you must contact the bank to confirm that it can give you a check that is payable in U.S. dollars and that will be cleared through a U.S. bank. In such instances, the amount that is invested will be the check amount less any clearing fees and EquiServe fees. EquiServe will accept only checks that clear through a U.S. bank. When investing by check you need not send the same amount each month and you are under no obligation to make an optional cash investment in any month or at any particular time.

15.   HOW AND WHEN ARE OPTIONAL CASH INVESTMENTS INVESTED IN COMMON STOCK?

      In order to make an optional cash investment, you must be a participant in this feature of the plan. The due date for optional cash investments is two business days prior to the relevant optional investment date. Funds received too late for investment on any given optional investment date will be applied automatically to the purchase of common stock on the next following optional investment date.

     You may make an initial optional cash investment when enrolling by enclosing a check with your completed Plan Enrollment Form. Make your check payable to "EquiServe-Provident Bankshares Corporation." Thereafter, you may make optional cash investments at any time by sending them to EquiServe accompanied by the transaction form from the bottom of your monthly account statement. Please include your plan account number on your check and on any correspondence with respect to the plan.

     When joining the plan via the Internet, you may fund such initial cash investment with a lump-sum debit from your U.S. bank account. Please refer to the online confirmation for your account debit date and investment date. You may make subsequent optional cash investments via the Internet by authorizing lump-sum debits from your U.S. bank account, though you may not exceed the quarterly maximum of $10,000 per account. EquiServe will hold one-time online optional cash investment funds for three banking days before they are invested on the first investment date thereafter.

     You may also make your initial cash investment by having funds automatically deducted from your U.S. bank account. If you choose to make automatic deductions from your bank account, you must authorize EquiServe to deduct at least $50 from your U.S. bank account each month. An automatic deduction from a bank account takes approximately four to six weeks before the first investment is initiated. Automatic deductions are debited from your bank account on the 1st of the month. If the 1st of the month is not a bank business day, then the debit date will be the next business day that is also a banking day. EquiServe will hold automatic investment funds for three banking business days before they are invested on the first investment date thereafter. You may authorize such deductions by going to equiserve.com and completing the Automatic
                                      -------------
Deduction of Bank Account segment of the Plan Enrollment Form. For new investors making their initial purchase by Automatic Deduction, such periodic deductions must continue until the $250 initial investment minimum is reached. Automatic deductions will continue at the level you set until you change your instruction by notifying EquiServe. Please note that requests to change your bank account or routing number may take approximately four to six weeks to become effective. See QUESTION 9 for a description of fees associated with the plan.

      Optional cash investments may be made at any time. Please note that optional cash investments must be made in U.S. dollars drawn against a U.S. financial institution. Due to the frequency of investments, you will not be able to request the return of any optional cash investments. See QUESTION 9 for a description of fees associated with the plan.

      Optional cash investments will be accepted by Provident Bankshares only if Provident Bankshares, in its sole judgment, determines that all necessary materials have been provided as required herein and that such materials establish that the person on whose behalf such materials were submitted is eligible to participate in the plan. See QUESTION 4.

      NO INTEREST WILL BE PAID ON OPTIONAL CASH INVESTMENTS PENDING THEIR ACTUAL INVESTMENT.

16.   WHAT IF YOUR PAYMENT IS RETURNED FOR INSUFFICIENT FUNDS?

      Payments are accepted subject to timely collection as good funds and verification of compliance with the terms of the plan. Checks or other forms of payment returned or denied for any reason will not be resubmitted for collection.

      Participants will be charged a service fee of $25.00 for any optional cash investment returned unpaid, whether the investment was made by check or by an attempted automatic deduction from your bank account. See QUESTION 9. In addition, if the investment was applied to purchase shares before the check or attempted automatic deduction from your bank account was rejected, your purchased shares will be sold as necessary to cover the amount owed.

17.   WHAT KINDS OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

     You will receive a statement whenever there is activity affecting your plan account. The statement will confirm each transaction, such as any purchase, sale, transfer, certificate deposit, certificate issuance, or dividend reinvestment. Statements will be sent promptly following the relevant transaction event. These statements form a record of your plan account activity and identify your cumulative share positions as well as the price obtained on your purchases and sales of shares under the plan. The statements will also show the amount of dividends credited to your plan account for reinvestment (if applicable), as well as any fees charged against your respective transactions during the period. These statements should be retained for tax purposes. Please be advised that there may be a fee for duplicate statements. Information regarding account activity will also be available over the Internet at equiserve.com or by calling EquiServe at (866) 820-0125.
-------------

      You will also receive copies of Provident Bankshares' annual reports, proxy statements, notice of annual and special meetings, proxy card, and, if applicable, dividend income and other tax notices for tax reporting purposes.

18. WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON SHARES HELD IN THEIR ACCOUNTS UNDER THE PLAN?

      Yes. Dividends paid with respect to all shares and fractions of a share held in your account will be applied to your account according to your specified investment option.

19. HOW MAY A PARTICIPANT DISCONTINUE THE REINVESTMENT OF DIVIDENDS UNDER THE PLAN?

      You may discontinue the reinvestment of dividends under the plan by notifying the plan administrator. Any notice of discontinuation received later than seven business days prior to the dividend payable date may not be effective until the dividends paid have been reinvested and the shares have been credited to your plan account.

      You may discontinue your participation in dividend reinvestment while continuing your optional cash investments and/or your automatic monthly deductions. Alternatively, you may continue dividend reinvestment and/or optional cash investments while discontinuing your automatic monthly deductions. If you do not participate in any of the plan features, it will constitute a withdrawal from the plan.

20.   HOW MAY A PARTICIPANT SELL OR WITHDRAW SHARES PURCHASED UNDER THE PLAN?

     You can withdraw all or a portion of the shares from your plan account at any time by notifying EquiServe and requesting the withdrawal over the Internet at equiserve.com, by calling EquiServe at (866) 820-0125, or by completing and
   -------------
returning the withdrawal form attached to each participant account statement to EquiServe at the address provided. After receipt of your request, the appropriate number of shares will be issued in certificate form and mailed to the address of record on your plan account. Your dividend option will remain the same unless you withdraw all of your plan shares.

     If you withdraw all of your plan shares in connection with a request to end participation in the plan, a certificate will be issued for the full shares and mailed to the address of record on your plan account. Any fractional share in your plan account will be sold and a check for sales proceeds less applicable fees will be mailed to your address of record under separate cover. All future dividends on the certificated shares will be paid in cash.

You can sell all or a portion of the shares you hold through the plan by contacting EquiServe over the Internet at equiserve.com, by calling EquiServe at
                                          -------------
(866) 820-0125, or by writing to EquiServe at the address provided in QUESTION
7. Through participating brokers, EquiServe will sell the shares for you and send you the proceeds, less any applicable fees as described in QUESTION 9. EquiServe will remit the proceeds of such sale to you by check, generally within 24 hours after your sale transaction has settled. All sale requests having an anticipated market value of $100,000 or more must be submitted in written form. You must also submit a written request to sell shares if you have changed your address within 30 days of the sale request.

21. WHAT HAPPENS TO ANY FRACTIONAL SHARE WHEN A PARTICIPANT WITHDRAWS ALL SHARES FROM THE PLAN?

      If your plan account includes a fractional share and you have requested EquiServe to sell all of your plan shares, EquiServe will issue a check to you for the sales proceeds, less the applicable service fee of $15.00 and the processing fee of $0.12 for each whole and fractional share. EquiServe will issue one check for the full and fractional share sale. EquiServe will mail this cash payment directly to you.

22. WHAT HAPPENS TO A PARTICIPANT'S PLAN ACCOUNT IF ALL SHARES HELD BY THE PARTICIPANT ARE TRANSFERRED OR SOLD?

      If you dispose of all shares of common stock registered in your name (except for the shares held in your plan account), the plan administrator will, unless you also withdraw all shares held in your account under the plan, continue to be authorized to reinvest the dividends or remit cash dividends on the shares held in your plan account.

23. WHAT HAPPENS IF PROVIDENT BANKSHARES HAS A COMMON STOCK RIGHTS OFFERING, ISSUES A STOCK DIVIDEND, OR DECLARES A STOCK SPLIT?

       Your participation in any rights offering, dividend distribution or stock split will be based on both the shares of Provident Bankshares stock registered in your name in certificate form and the shares (including fractional shares) credited to your plan account through the plan. Any stock dividend or shares resulting from stock splits with respect to shares of Provident Bankshares stock, both full and fractional, that you hold through the plan, as well as certificated shares registered in your name, will be credited automatically to your plan account in book-entry form. If you select one of the dividend reinvestment options and Provident Bankshares declares a dividend payable either in cash or common stock, EquiServe will provide for distribution of such dividend in stock, which will be automatically credited to your plan account.

24.   HOW WILL A PARTICIPANT'S PLAN SHARES BE VOTED AT A MEETING OF
      SHAREHOLDERS?

      All shares of Provident Bankshares common stock credited to your plan account under the plan will be voted as you direct. If you have shares credited to your account under the plan on the record date for a meeting of shareholders, you will be sent the proxy material for such meeting either electronically or by mail, based on your consent. When you submit your executed proxy either electronically or by mail, all of your shares will be voted as indicated by you. If you elect, you may vote all such shares in person at the shareholders' meeting. If you do not submit an executed proxy, EquiServe will not vote your shares.

25.   WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

       The following summarizes certain Federal income tax consequences applicable to participation in the plan as of the date of this prospectus. This summary does not reflect every situation under federal, state or local tax laws that could result from participation in the plan. For information about the tax consequences applicable to your particular situation, please consult your tax advisor.

       In the case of reinvested dividends, even though you have not actually received the dividends in cash, plan participants will be considered to have received a dividend equal to the fair market value as of the investment date of the shares purchased directly from Provident Bankshares with the reinvested dividends. If the shares are purchased through market transactions, participants will be treated as having received a dividend equal to the cash dividend paid by us increased by the amount of any processing charges paid by us on your behalf. In addition, in the case of shares purchased on the open market with optional cash investments, if we pay any processing charges on your behalf, the amount of those processing charges will be treated as a distribution subject to income tax in the same manner as dividends. You will receive an annual statement from the plan administrator indicating the amount reported to the Internal Revenue Service of: (a) amounts to be treated as dividend income with respect to purchases using reinvested dividends; and (b) for purchases made with voluntary payments, any processing charges (if any) paid by Provident Bankshares on your behalf. When you purchase shares under the plan, you will have an initial tax basis per share equal to, for shares purchased directly from Provident Bankshares, the fair market value of those shares on the date of purchase, and for shares purchased in the market, the cost of the shares plus the amount of any processing charges paid by you or by Provident Bankshares on your behalf. In general, if you fail to furnish a valid taxpayer identification number to the plan administrator, dividend distributions will be subject to the U.S. backup withholding. The dividends, less the amount of Federal income tax required to be withheld, will then be reinvested.

       This discussion of tax consequences may not be applicable to certain participants in the plan, such as tax-exempt entities (e.g., pension funds) and foreign shareholders. These participants should consult their own tax advisors concerning the tax consequences applicable to their situations. In the case of those foreign shareholders whose dividends are subject to U.S. Federal income tax withholding, the amount of tax to be withheld will be deducted from the amount of the dividend, and only the remaining amount of the dividend will be reinvested.

26.   WHAT IS THE RESPONSIBILITY OF THE PLAN ADMINISTRATOR?

      The plan administrator receives the participant's dividend payments, automatic monthly investments, one-time online investments and optional cash investments, invests these amounts in additional shares of

Provident Bankshares common stock, maintains continuing records of each participant's account, and notifies participants as to all transactions in and the status of their accounts. The plan administrator acts in the capacity of agent for the participants.

      All notices from the plan administrator to you will be addressed to your address of record with the plan administrator. The mailing of a notice to a participant's address of record will satisfy the plan administrator's duty of giving notice to each participant. Therefore, you should promptly notify the plan administrator of any change in address.

      Neither the plan administrator, its agents, nor Provident Bankshares shall have any responsibility beyond the exercise of ordinary care for any reasonable and prudent actions taken or omitted pursuant to the plan including, without limitation, any claim for liability arising out of failure to terminate a participant's account upon a participant's death or adjudicated incompetency prior to receipt of notice in writing of such death or adjudicated incompetency, nor shall they have any duty, responsibility or liability except as expressly set forth in the plan. This limitation of liability shall not limit the right of any participant to institute legal proceedings or take other action for any alleged violation of Federal securities laws.

      The plan administrator assumes no responsibility with respect to the preparation or content of this description.

      You should recognize that neither Provident Bankshares nor the plan administrator can provide any assurance that shares purchased under the plan will, at any particular time, be worth more or less than their purchase price, and Provident Bankshares shall not be liable with respect to the prices at which shares are purchased.

      All aspects of the plan, including the optional cash investment feature, shall be governed by the laws of the Commonwealth of Massachusetts.

27.   MAY THE PLAN BE CHANGED OR DISCONTINUED?

      While we hope to continue the plan indefinitely, we reserve the right to modify, suspend or terminate the plan at any time. If you participate, you will be notified within 30 days of any material modification, suspension or termination of the plan. The effective date of any such modification, suspension or termination shall be stated in Provident Bankshares' notice and shall not be earlier than the date of such notice.

      In addition, we and the plan administrator also reserve the right to terminate or otherwise limit any participant's participation in the plan at any time for any reason whatsoever including, without limitation, engagement in arbitrage-related activities, trading, transactional profit activities or excessive plan joinings and terminations which may cause aberrations in the price or trading volume of Provident Bankshares common stock, pose an undue administrative hardship on either the plan administrator or Provident Bankshares, or otherwise be inconsistent with the purposes of the plan. Finally, we may adopt rules and procedures for the administration of the plan, interpret the provisions of the plan, and make any determinations thereto we deem necessary. Any such rules, procedures, interpretations and determinations shall be final and binding for all purposes.

USE OF PROCEEDS

      In the event that shares of common stock are acquired from Provident Bankshares, the net proceeds from such sales will be used for general corporate purposes, which may include the reduction of indebtedness, investments at the holding company level, investments in or extensions of credit to our banking and non-banking subsidiaries, the purchase of our outstanding equity securities and possible acquisitions. Pending such use, the net proceeds may be temporarily invested. The precise amounts and timing of the application of net proceeds will depend upon our funding requirements and the availability of other funds.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by us with the Securities and Exchange Commission (Exchange Act File No. 0-16421) are incorporated herein by reference:

<   Provident Bankshares' Annual Report on Form 10-K/A for the year ended
    December 31, 2001 and Form 10-Q for the three months ended March 31, 2002 and June 30, 2002;

<   Description of the common stock contained in Provident Bankshares'
    Registration Statement on Form 10 (Registration No. 0-16421), and any amendments thereto; and

<   All other documents filed by Provident Bankshares with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of common stock offered hereby.

VALIDITY OF SECURITIES

      Muldoon Murphy & Faucette LLP, Washington, D.C., has passed upon the validity of the common stock offered hereby for Provident Bankshares.

EXPERTS

      The audited financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A of Provident Bankshares Corporation for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION

      Both Article ELEVENTH of Provident Bankshares' Articles of Incorporation and Article VIII, Section 1 of its By-Laws provide that directors and officers of Provident Bankshares are to be indemnified to the fullest extent permitted by the Maryland General Corporation Law.

      Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland contains detailed provisions on indemnification of directors and officers of a Maryland corporation against judgments, penalties, fines, settlements, and reasonable expenses actually incurred in connection with a proceeding. Generally, a Maryland corporation may indemnify a director or officer in connection with a proceeding if the individual's conduct meets certain standards, and must indemnify the director or officer in certain circumstances.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Provident Bankshares pursuant to the foregoing provisions, it is the opinion of the Commission that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

AVAILABLE INFORMATION

     Provident Bankshares, a Maryland corporation, is a bank holding company. Provident Bankshares owns all of the capital stock of Provident Bank, a Maryland trust company (the "Bank"), which is the principal subsidiary of Provident Bankshares.

     Provident Bankshares is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning Provident Bankshares can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at The Woolworth Building, 233 Broadway, New York, New York 10279 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N W., Washington, D.C. 20549 at prescribed rates. Additionally, such reports, proxy statements and other information concerning the Company can be inspected at the offices of NASDAQ at 1735 K Street, N.W., Washington, D.C. 20006. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including Provident Bankshares that file electronically with the Commission. This Prospectus does not contain all information set forth in the Registration Statement on Form S-3 (together with all exhibits and amendments, the "Registration Statement") which Provident Bankshares has filed with the Commission under the Securities Act of 1933, as amended (No. 33-62859), and to which reference is hereby made.

     Any person to whom a copy of this prospectus is delivered may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such documents are specifically incorporated by reference into such documents). Requests for such copies should be directed to Office of the Corporate Secretary at the executive office: Provident Bankshares Corporation, 114 East Lexington Street, Baltimore, Maryland 21202, Telephone (410) 277-2848.

================================================================================

                        PROVIDENT BANKSHARES CORPORATION
                             114 E. Lexington Street
                            Baltimore, Maryland 21202
                                 (410) 277-7349

                                      * * *

                            ADMINISTRATOR OF THE PLAN

                          EquiServe Trust Company, N.A.

                                 P.O. Box 43010
                            Providence, RI 02940-3010
                                 (866) 820-0125



--------------------------------------------------------------------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PROVIDENT BANKSHARES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PROVIDENT BANKSHARES SINCE THE DATE HEREOF.









================================================================================

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.       Other Expenses of Issuance and Distribution.

Estimate of expenses of issuance distribution
---------------------------------------------

The following table sets forth an itemization of all estimated expenses in connection with the issuance and distribution of the securities being registered:

Registration Fee........................................................ $ 6,239
Cost of Printing*.......................................................  10,000
Legal Fees*.............................................................  25,000
Accounting Fees*........................................................   1,500

Total    ............................................................... _______
                                                                         $42,739

--------------------------------------
*Estimated solely for purposes of this filing.

Item 15.    Indemnification of Directors and Officers.

            Both Article ELEVENTH of the Corporation's Articles of Incorporation and Article VIII, Section I of its By-Laws provide that directors and officers of the Corporation are to be indemnified to the fullest extent permitted by the Maryland General Corporation Law.

            Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland contains detailed provisions on indemnification of directors and officers of a Maryland corporation. In general, indemnification is permitted against judgments, penalties, fines, settlements, and reasonable expenses actually incurred in connection with a proceeding unless it is proved that (i) the act or omission of the director was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or (ii) the director actually received an improper personal benefit in money, property, or services, or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that his or her conduct was unlawful. In addition, indemnification may, unless limited by the corporation's charter, be required against reasonable expenses incurred by a director in connection with a proceeding as to which his or her defense was successful, on the merits or otherwise. Indemnification may be required under certain other circumstances as well, upon application to a court of appropriate jurisdiction. Generally, a corporation may advance to or reimburse a director for reasonable expenses incurred in connection with a proceeding prior to its final disposition upon receipt by the corporation of certain written affirmations and undertakings from the director. Unless limited by a corporation's charter, officers are required to be indemnified to the same extent that directors are required to be indemnified. Additionally, officers are permitted to be indemnified to the same extent that directors are permitted to be indemnified.

            As permitted under Section 2-418 (k) of the Maryland General Corporation Law, the Corporation has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not the registrant would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

            Section 8(k) of the Federal Deposit Insurance Act (the "FDI Act") provides that the Federal Deposit Insurance Corporation (the "FDIC") may prohibit or limit, by regulation or order, payments by any insured depository institution or its holding company for the benefit of directors and officers of the insured depository institution, or others who are or were "institution-affiliated parties," as defined under the FDI Act, in order to pay or reimburse such person for any liability or legal expense sustained with regard to any administrative or civil enforcement action which results in a final order against the person. The FDIC has adopted regulations prohibiting, subject to certain exceptions, insured depository institutions, their subsidiaries and affiliated holding companies from indemnifying officers, directors or employees for any civil money penalty or judgment resulting from an administrative or civil enforcement action commenced by any federal banking agency, or for that portion of the costs sustained with regard to such an action that results in a final order or settlement that is adverse to the director, officer or employee.

Item 16.     Exhibits.
             --------

             4.1   Amended and Restated Stockholder Protection Rights
                   Agreement dated January 18, 1995 (previously filed).
             4.2   Amended and Restated Articles of Incorporation Provident
                   Bankshares Corporation (incorporated by reference from
                   Provident's Registration Statement on Form S-3 (File No.
                   33-73162) filed with the Commission on August 18, 1994.)
             4.3   Articles of Amendment to Articles of Incorporation of
                   Provident Bankshares Corporation (incorporated by reference from Provident's Registration Statement on Form S-8 (File No.
                   333-58881) filed with the Commission on July 10, 1998).
             4.4   Fourth Amended and Restated By-laws of Provident Bankshares
                   Corporation (incorporated by reference from Provident's
                   Quarterly Report on Form 10-Q for the quarter ended March 31,
                   2000, filed with the Commission on May 10, 2000).
             4.5   Amended Dividend Reinvestment and Direct Stock Purchase Plan
                   (included in the Prospectus).
             5     Opinion and consent of Muldoon Murphy & Faucette LLP
                   WITH RESPECT TO THE SECURITIES BEING REGISTERED
                   (PREVIOUSLY FILED).
             23.1  Consent of PricewaterhouseCoopers, independent accountants
                   (filed herewith).
             23.2  Consent of Muldoon Murphy & Faucette LLP is included in their opinion filed as Exhibit 5 (previously filed).
             24    Powers of Attorney (previously filed).
             99.1  Letter from Chairman and Chief Executive Officer.

Item 17.     Provident Bankshares Corporation Undertakings.

             Provident Bankshares Corporation

             (a)      The undersigned registrant hereby undertakes

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(l)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
                                 Section 13(a) or Section 15(d) of the
                                 Securities Exchange Act of 1934 that is
                                 incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

CONFORMED                        SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland, on the 18th day of October, 2002.


                        PROVIDENT BANKSHARES CORPORATION
                                  (Registrant)

                             By: /s/ Peter M. Martin
                                 -------------------
                                 Peter M. Martin
                            Chairman of the Board and
                             Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Name                       Title                          Date
               ----                       -----                          ----

/s/ Peter M. Martin*              Chairman of the Board,        October 18, 2002
-----------------------------     Chief Executive
Peter M. Martin                   Officer and Director


-----------------------------     President, Chief Operating    October 18, 2002
Garry N. Geisel                   Officer and Director


/s/ Dennis A. Starliper*          Executive Vice President      October 18, 2002
-----------------------------     (Principal Financial officer)
Dennis A. Starliper


/s/ R. Wayne Hall*                Treasurer (Principal          October 18, 2002
-----------------------------     Accounting Officer)
R. Wayne Hall


/s/ Melvin A. Bilal*              Director                      October 18, 2002
-----------------------------
Melvin A. Bilal


/s/ Thomas S. Bozzuto*            Director                      October 18, 2002
-----------------------------
Thomas S. Bozzuto

                                  Director                      October 18, 2002
-----------------------------
Calvin W. Burnett


/s/ Ward B. Coe, III*             Director                      October 18, 2002
-----------------------------
Ward B. Coe, III


/s/ Charles W. Cole, Jr.*         Director                      October 18, 2002
-----------------------------
Charles W. Cole, Jr.


/s/ Pierce B. Dunn*               Director                      October 18, 2002
-----------------------------
Pierce B. Dunn


/s/ Enos K. Fry*                  Director                      October 18, 2002
-----------------------------
Enos K. Fry

/s/ Herbert W. Jorgensen*          Director                     October 18, 2002
-----------------------------
Herbert W. Jorgensen


/s/ Mark K. Joseph*                Director                     October 18, 2002
-----------------------------
Mark K. Joseph


-----------------------------      Director                     October 18, 2002
Barbara B. Lucas


/s/ Frederick W. Meier, Jr.*       Director                     October 18, 2002
-----------------------------
Frederick W. Meier, Jr.

                                   Director                     October 18, 2002
-----------------------------
Sister Rosemarie Nassif


/s/ Francis G. Riggs*              Director                     October 18, 2002
-----------------------------
Francis G. Riggs


/s/ Sheila K. Riggs*               Director                     October 18, 2002
-----------------------------
Sheila K. Riggs


/s/ Carl W. Stearn*                Director                     October 18, 2002
-----------------------------
Carl W. Stearn


*By:/s/ Robert L. Davis
    -------------------
       Robert L. Davis
       Attorney-in-fact

                                  EXHIBIT INDEX



4.1 Amended and Restated Stockholder Protection Rights Agreement dated January 18, 1995 (previously filed).

4.2 Amended and Restated Articles of Incorporation Provident Bankshares Corporation (incorporated by reference from Provident's Registration Statement on Form S-3 (File No. 33-73162) filed with the Commission on August 18, 1994.)

4.3 Articles of Amendment to Articles of Incorporation of Provident Bankshares Corporation (incorporated by reference from Provident's Registration Statement on Form S-8 (File No. 333-58881) filed with the Commission on July 10, 1998).

4.4 Fourth Amended and Restated By-laws of Provident Bankshares Corporation (incorporated by reference from Provident's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Commission on May 10, 2000).

4.5 Amended Dividend Reinvestment and Direct Stock Purchase Plan (included in the Prospectus).

5 Opinion and consent of Muldoon Murphy & Faucette LLP with respect to the securities being registered (previously filed).

23.1     Consent of PricewaterhouseCoopers, independent accountants
         (filed herewith).

23.2 Consent of Muldoon Murphy & Faucette LLP is included in their opinion filed as Exhibit 5 (previously filed).

24       Powers of Attorney (previously filed).

99.1     Letter from Chairman and Chief Executive Officer.